                                                                   EXHIBIT 10.18


                              BANCWEST CORPORATION

                               UMBRELLA TRUST(TM)

                                 TRUST AGREEMENT

                                 By and Between

                              BANCWEST CORPORATION

                                       And

                               WACHOVIA BANK, N.A.

                                       For

           BANCWEST CORPORATION SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                 BANCWEST CORPORATION DEFERRED COMPENSATION PLAN












BancWest Corporation                                     Company
999 Bishop Street
Honolulu, Hawaii  96813


Wachovia Bank, N.A.                                      Trustee
301 N Main Street
Winston-Salem, North Carolina  27150-3099

                               TABLE OF CONTENTS


                                                                                                         PAGE
                                                                                                         ----
PREAMBLE...................................................................................................1
ARTICLE I--EFFECTIVE DATE; DURATION........................................................................3

  1.01     Effective Date and Trust Year...................................................................3
  1.02     Duration........................................................................................3
  1.03     Irrevocability..................................................................................4
  1.04     Special Circumstance............................................................................5

ARTICLE II--TRUST FUND AND FUNDING POLICY..................................................................7

  2.01     Contributions...................................................................................7
  2.02     Investments and Valuation......................................................................10
  2.03     Subtrusts......................................................................................13
  2.04     Recapture of Excess Assets.....................................................................14
  2.05     Substitution of Other Property.................................................................15
  2.06     Administrative Powers of Trustee...............................................................16

ARTICLE III--ADMINISTRATION...............................................................................19

  3.01     Committee; Company Representatives.............................................................19
  3.02     Payment of Benefits............................................................................19
  3.03     Disputed Claims................................................................................20
  3.04     Records........................................................................................21
  3.05     Accountings....................................................................................21
  3.06     Expenses and Fees..............................................................................22

ARTICLE IV--LIABILITY.....................................................................................22

  4.01     Indemnity......................................................................................22
  4.02     Bonding........................................................................................22

ARTICLE V--INSOLVENCY.....................................................................................22

  5.01     Trustee Responsibility Regarding Payments When Company Is Insolvent............................22
  5.02     Insolvency Administration......................................................................23
  5.03     Termination of Insolvency Administration.......................................................24
  5.04     Creditors' Claims During Solvency..............................................................24

ARTICLE VI--SUCCESSOR TRUSTEES............................................................................25

  6.01     Resignation and Removal........................................................................25
  6.02     Appointment of Successor.......................................................................25
  6.03     Accountings; Continuity........................................................................25


                                                                             (i)

                                                                                                         PAGE
                                                                                                         ----
ARTICLE VII--GENERAL PROVISIONS...........................................................................25

  7.01     Interests Not Assignable.......................................................................25
  7.02     Amendment......................................................................................26
  7.03     Applicable Law.................................................................................26
  7.04     Agreement Binding on All Parties...............................................................26
  7.05     Notices and Directions.........................................................................26
  7.06     No Implied Duties..............................................................................27
  7.07     Gender, Singular and Plural....................................................................27
  7.08     Counterparts...................................................................................27

ARTICLE VIII--INSURER.....................................................................................27

  8.01     Insurer Not a Party............................................................................27
  8.02     Authority of Trustee...........................................................................28
  8.03     Contract Ownership.............................................................................28
  8.04     Limitation of Liability........................................................................28
  8.05     Change of Trustee..............................................................................28

APPENDIX A

  Assumptions and Methodology for Calculations Required Under 2.01 and 2.04

SCHEDULE I

  Plans and Agreements Covered by Trust Agreement



                                                                            (ii)

                                 INDEX OF TERMS



TERM AND PROVISION NUMBER                                               PAGE
-------------------------                                               ----
A

Act: 1.04-3.............................................................. 6
Affiliate: 1.04-3........................................................ 6

B

Beneficial Ownership: 1.04-3............................................. 6
Board: 1.02-3............................................................ 3

C

Change in Control: 1.04-3................................................ 5
Class A Directors: 1.04-3................................................ 6
Code: Preamble........................................................... 2
Committee: Preamble...................................................... 1
Common Stock: 1.04-3..................................................... 6
Company: Heading......................................................... 1
Contracts: 2.02-1....................................................... 10

D

Default: 1.04-5.......................................................... 7
Directors: 1.04-3........................................................ 6

E

ERISA: Preamble.......................................................... 3
ERISA Funded: 1.02-4..................................................... 4
Excess Assets: 2.04-2................................................... 14
Expert: 2.06-2.......................................................... 18

I

Independent Directors: 1.04-3............................................ 6
Insolvency Administration: 5.02......................................... 23
Insolvent or Insolvency: 5.01-1......................................... 22
Insurer: 2.02-1......................................................... 10
Investment Manager: 2.02-4.............................................. 12

N

Non-Class A Directors: 1.04-3............................................ 6


                                                                           (iii)

                                 INDEX OF TERMS



TERM AND PROVISION NUMBER                                               PAGE
-------------------------                                               ----
P

Participants: Preamble................................................... 2
Payment Schedule: 2.01-5................................................. 8
Person: 1.04-3........................................................... 6
Plans: Preamble.......................................................... 1
Potential Change in Control: 2.01-7...................................... 9

S

Segregated Fund: 2.02-4(a).............................................. 12
Special Circumstance: 1.04-2............................................. 5
Subtrust: 2.03-1........................................................ 14

T

Tax Funded: 1.02-4....................................................... 4
Trust: Heading........................................................... 1
Trustee: Heading......................................................... 1

V

Voting Securities: 1.04-3................................................ 7

W

Written Consent of Participants: 1.02-5.................................. 4



                                                                            (iv)

                                 INDEX OF TERMS



TERM AND PROVISION NUMBER                                               PAGE
-------------------------                                               ----
A



                                                                             (v)

                               TRUST AGREEMENT FOR

                              BANCWEST CORPORATION

                                  GRANTOR TRUST



        This Trust Agreement is made and entered into by and between BancWest Corporation, formerly know as First Hawaiian, Inc. (the "Company") and Wachovia Bank, N.A. (the "Trustee").

        WHEREAS, the Company wishes to establish a trust (the "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of Company's creditors in the event of Company's insolvency, until paid to Participants (as herein defined) and their beneficiaries in such manner and at such times as specified in the Plans (as herein defined);

        WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plans as unfunded plans maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974; and

        WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plans;

        NOW, THEREFORE, the parties do hereby agree as follows:


                                    PREAMBLE

        The Company hereby establishes with the Trustee the Trust to hold all monies and other property, together with the income thereon, as shall be paid or transferred to it hereunder in accordance with the terms and conditions of this Trust Agreement. The Trustee hereby accepts the Trust established under this Trust Agreement and agrees to hold, IN TRUST, all monies and other property transferred to and accepted by it hereunder, together with the income therefrom and any increment thereon, for the uses and purposes and upon the terms and conditions set forth herein, and the Trustee further agrees to discharge and perform fully and faithfully all of the duties and obligations imposed upon it under this Trust Agreement.

        The Company has adopted the plans and/or agreements listed on Schedule I hereto (the "Plans"), which shall initially be subject to this Trust. If only one (1) plan or agreement is subject to this Trust at any time, references in this Trust Agreement to the Plans shall refer to such Plan.

        The Plans are administered by an administrative committee (the "Committee") appointed by the Company. If the Plans are administered by more than one (1) Committee at any time, references in this Trust Agreement to the Committee which relate to a particular Plan shall refer to the Committee which administers that Plan and, if the reference does not relate to a particular Plan, shall refer to all of such Committees. All references in this Trust Agreement to the Committee shall refer to the administrative committee(s) which administers the Plan(s), unless the Company appoints a separate administrative committee to administer this Trust Agreement. If the Company appoints a separate administrative committee to administer this Trust Agreement, references in this Trust Agreement to the Committee shall re-fer to such administrative committee which is appointed to administer this Trust Agreement, unless the context clearly indicates otherwise.

         The Plan participants who are covered by this Trust Agreement ("Participants") shall be all persons who are Plan participants prior to a Special Circumstance, unless the Company specifically designates in Schedule I only specified individuals or groups of Plan participants as Participants covered by this Trust Agreement. After a person becomes a Participant covered by this Trust Agreement, such person will continue to be a Participant at all times thereafter (including after retirement or other termination of service) until all Plan benefits payable to such Participant have been paid, the Participant ceases to be entitled to any Plan benefits, or the Participant's death, whichever occurs first.

         At any time prior to a Special Circumstance, the Company may, by written notice to the Trustee which shall include a revised Schedule I to this Trust Agreement and with the Trustee's written consent, cause additional plans and/or agreements to become Plans subject to this Trust Agreement or cause additional Plan participants to become Participants covered by this Trust Agreement. Upon and after a Special Circumstance, the Company may not add any additional plans or agreements or Plan participants to this Trust Agreement.

         The Company shall provide the Trustee with certified copies of the following items: (i) all documents constituting the Plan; (ii) all Plan amendments promptly following their adoption; and (iii) lists and specimen signatures of the members of the Committee(s) which administer the Plan(s) and this Trust Agreement and any other Company representatives authorized to take action in regard to the administration of the Plan(s) and this Trust, including any changes in the members of such Committee(s) and of such other representatives promptly following any such change. The Company shall also provide the Trustee at least annually with a list of all Participants in each Plan who are covered by this Trust Agreement. The Trustee shall be entitled to rely upon any such lists until notified in writing to the contrary by the Company.

         The purpose of this Trust is to give Participants greater security by placing assets in trust for use only to pay Plan benefits to Participants or, if the Company becomes insolvent, to pay creditors. The Company shall continue to be liable to Participants to make all payments required under the terms of the Plans to the extent such payments are not made from this Trust. Distributions made from this Trust to Participants or their beneficiaries shall, to the extent of such distributions, satisfy the Company's obligations to pay benefits to Participants and their beneficiaries under the Plans.

         The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be construed accordingly. The Company hereby agrees to report all items of income, deductions and credits of the Trust on its own income tax returns. No contribution to or income of the Trust is intended to be taxable to Participants until benefits are distributed to them.

         The principal of the Trust and any earnings thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Participants and general creditors as herein set forth. Participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plans and this Trust Agreement shall be mere unsecured contractual rights of Participants and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of the Company's insolvency.

         The Plans are intended to be "unfunded" and maintained "primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and as such are intended not to be covered by Parts 2 through 4 of Subtitle B of Title I of ERISA (relating to participation and vesting, funding and fiduciary responsibility). The existence of this Trust is not intended to alter this characterization of the Plans.


                       ARTICLE I--EFFECTIVE DATE; DURATION

1.01     Effective Date and Trust Year

         This Trust shall become effective when the Trust Agreement has been executed by the Company and the Trustee, and the Company has made a contribution to the Trust.

         For tax purposes, the trust year shall be the calendar year. For financial reporting purposes, the trust year shall coincide with the Company's fiscal year. The Company shall report any change in its fiscal year to the Trustee.

1.02     Duration

         1.02-1 This Trust may be revoked by the Company in its discretion at any time unless this Trust is then irrevocable pursuant to 1.03-1. The Trust shall continue in effect until the trust fund is exhausted through distribution of benefits to Participants, payment to creditors in the event of insolvency, payment of fees and expenses of the Trustee, and return of remaining funds to the Company pursuant to 1.02-2. Notwithstanding the foregoing, if required to comply with applicable state laws regulating the maximum period for which trusts may exist, this Trust shall terminate six (6) months before twenty-one (21) years after the death of the last survivor of all present or future Participants who are now living and those persons now living who are designated as beneficiaries of any such Participants in accordance with the terms of any Plans.

         1.02-2 The Trust shall (except as otherwise provided in 1.02-3) become irrevocable at the times set forth in 1.03-1. If pursuant to 1.03-1 the Trust is irrevocable, it shall not be revoked by the Company until all benefits payable under the Plans to Participants who are covered by this Trust Agreement are paid. The Trustee, upon written direction of the Company, shall then return to the Company any assets remaining in the Trust.

         1.02-3 If the existence of this Trust or any Subtrust hereunder is held to be ERISA Funded or Tax Funded by a federal court and appeals from that holding are no longer timely or have been exhausted, this Trust or such Subtrust shall terminate. The Board of Directors of the Company (the "Board") may also terminate this Trust or any Subtrust if it determines, based on an opinion of legal counsel which is satisfactory to the Trustee, that either (i) judicial authority or the position of the U.S. Department of Labor, Treasury Department or Internal Revenue Service (as expressed in proposed or final regulations, advisory opinions or rulings, or similar administrative announcements) creates a significant risk that the Trust or any Subtrust will be held to be ERISA Funded or Tax Funded or (ii) ERISA or the Code requires the Trust or any Subtrust to be amended in a way that creates a significant risk that the Trust or such Subtrust will be held to be ERISA Funded or Tax Funded, and failure to so amend the Trust or such Subtrust could subject the Company to material penalties. Upon any such termination, the assets of each terminated Trust or Subtrust remaining after payment of the Trustee's fees and expenses shall be distributed, in accordance with the written directions of the Company, as follows:

                    (a) Such assets shall be transferred to a new trust established by the Company which is not deemed to be ERISA Funded or Tax Funded, but which is similar in all other respects to this Trust, if the Company determines that it is possible to establish such a trust.

                    (b) If the Company determines that it is not possible to establish the trust in (a) above, then the assets shall be distributed to the Company if the Written Consent of Participants, as defined in 1.02-5, in the Trust or applicable Subtrust is obtained for such distribution.

                    (c) If the Company determines that it is not advantageous to establish a new trust and cannot obtain the Written Consent of Participants without adverse tax consequences, the assets of the terminated Subtrust shall be allocated in proportion to the vested accrued benefits of Participants under the applicable Plans and shall be distributed to such Participants in lump sums. Any assets remaining upon termination of a Subtrust shall be distributed to other Subtrusts or to the Company in accordance with 2.04.

         Notwithstanding the foregoing, the Trustee, upon the direction of the Committee, shall distribute Plan benefits to a Participant to the extent that a federal court has held that the interest of the Participant in this Trust causes such Plan benefits to be includible for federal income tax purposes in the gross income of the Participant prior to actual payment of such Plan benefits to the Participant and appeals from that holding are no longer timely or have been exhausted. The Trustee may also distribute Plan benefits to a Participant, upon direction of the Committee, if the Trustee reasonably believes, based on an opinion of legal counsel which is satisfactory to the Trustee, that there is a significant risk that the Participant's interest in the trust fund will be held to be ERISA Funded or Tax Funded with respect to such Participant or that such Participant will be determined not to be a "management or highly compensated employee" for purposes of ERISA. The provisions of this paragraph shall also apply to any beneficiary of a Participant.

         1.02-4 This Trust shall be "Tax Funded" if it causes the interest of a Participant in this Trust to be includible for federal income tax purposes in the gross income of the Participant prior to actual payment of Plan benefits to the Participant.

         This Trust shall be "ERISA Funded" if it prevents any of the Plans from meeting the "unfunded" criterion of the exceptions to application of the provisions of Parts 2 through 4 of Subtitle B of Title I of ERISA for plans that are unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.

         1.02-5 "Written Consent of Participants" means, for the purposes of this Trust Agreement, consent in writing by Participants who (i) are a majority in number and (ii) have more than fifty percent (50%) in value of the accrued benefits, of the Participants in the Trust or in each affected Subtrust under this Trust Agreement on the date of such consent. For this purpose, Participants shall not include any beneficiaries of Participants.

1.03     Irrevocability

         1.03-1 This Trust shall become irrevocable (subject to 1.02-3) upon the occurrence of a Special Circumstance. In addition, this Trust shall not be revoked after the occurrence of a Potential Change in Control unless that Potential Change in Control has ceased to exist.

1.04     Special Circumstance

         1.04-1 Upon the occurrence of a Special Circumstance described in 1.04-2, the Trust assets shall be held for Participants who had accrued benefits under the Plans before the Special Circumstance occurred, including benefits accrued for such Participants after the Special Circumstance.

         1.04-2 A "Special Circumstance" shall mean a Change in Control (as defined in 1.04-3) or a Default (as defined in 1.04-5).

         1.04-3     A "Change in Control" means any of the following:

                    (a) Any Person becomes the Beneficial Owner of more than fifty percent (50%) of the total voting power of the outstanding Voting Securities of the Company.

                    (b) Any Person becomes the Beneficial Owner of more than fifty percent (50%) of the then outstanding shares of Common Stock.

                    (c) During any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Non-Class A Directors (together with any new Non-Class A Directors whose election by Independent Directors or Non-Class A Directors or whose nomination for election by the Company's stockholders was approved by a vote or written consent of a majority of the Non-Class A Directors then still in office who were either Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Directors of the Company then in office.

                    (d) A merger or consolidation of the Company with or into another Person or the merger or consolidation of another Person into the Company if as a result of such transaction or series of related transactions (i) any Person becomes the Beneficial Owner of more than fifty percent (50%) of the total voting power of all Voting Securities of the Company (or, if the Company is not the survivor or transferee corporation of such transaction or transactions, of such surviving or transferee corporation) outstanding immediately after such transaction or transactions, or (ii) the shares of Common Stock outstanding immediately prior to such transaction or transactions do not represent a majority of the voting power of all Voting Securities of the Company (or of such surviving or transferee corporation, if not the Company) outstanding immediately after such transaction or transactions.

                    (e) The sale, lease, exchange, or mortgage of all or substantially all of the assets of the Company and its subsidiaries taken as a whole.

                    (f) The approval by the stockholders of the Company of a plan of liquidation or dissolution of the Company.

                    (g) The Board agrees by a majority vote that an event has occurred or is about to occur that, in fairness to the Participants, is tantamount to a Change in Control.

                    (h) For purposes of this Section 1.04-3 and of Section 2.01-7, the following definitions shall apply:

                           (i) "Affiliate" means, with respect to any Person,
                  any other Person that directly, or indirectly through one (1) or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

                           (ii) "Beneficial Ownership" by a Person of any
                  securities includes ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares (A) voting power, which includes the power to vote, or to direct the voting of, such security, and/or (B) investment power, which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term "beneficial ownership" as defined in Rule 13d-3 (or any successor provision) under the Securities Exchange Act of 1934 (the "Act"); provided that for purposes of determining Beneficial Ownership, a Person shall be deemed to be the Beneficial Owner of any securities which may be acquired by such Person (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of sixty (60) days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise. The percentage of outstanding securities of any class Beneficially Owned or deemed to be owned by any Person shall be calculated in accordance with the last sentence of Rule 13d-3(d)(1)(i) under the Act. A Person shall be deemed to Beneficially Own any securities Beneficially Owned by its Affiliates or any group (within the meaning of Section 13(d) of the Act and the rules adopted thereunder) of which such Person or any of its Affiliates is or becomes a member.

                           (iii) "Class A Directors" has the meaning set forth
                  in the Company's Certificate of Incorporation.

                           (iv) "Common Stock" means "Common Stock" as defined
                  in the Company's Certificate of Incorporation (and does not refer to the Company's Class A Common Stock).

                           (v) "Directors" means members of the Company's Board
                  of Directors (other than any advisory, honorary or other nonvoting members of such Board of Directors).

                           (vi) "Independent Directors" has the meaning set
                  forth in the Company's Certificate of Incorporation.

                           (vii) "Non-Class A Directors" has the meaning set
                  forth in the Company's Certificate of Incorporation.

                           (viii) "Person" means "person" as defined in Section
                  3(a)(9) of the Act and as used in Sections 13(d) and 14(d) thereof, including a "group" within the meaning of Section 13(d) and the rules adopted thereunder; provided that, "Person" shall exclude (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (iii) an entity that acquires all Voting Securities of the Company (or into which the Company is merged) if immediately following that transaction (A) such entity has expressly assumed the obligations of the Company under this Trust, and (B) the rights, powers, preferences and proportionate ownership of that en-tity's authorized and outstanding voting securities are in all material respects identical to the rights, powers, preferences and proportionate ownership of the Common Stock and of the Class A Common Stock outstanding immediately prior to the transaction.

                           (ix) "Voting Securities" means at any time shares of
                  any class of capital stock or other securities of the Company which are then entitled to vote generally in the election of Directors and not solely upon the occurrence and during the continuation of certain specified events.

         1.04-4 For purposes of this Trust Agreement, a Change in Control shall be deemed to have occurred upon receipt by the Trustee of written notice to that effect from the Company. The Chief Executive Officer of the Company or the Board shall have the duty to furnish written notice to the Trustee when a Change in Control occurs under 1.04-3. Upon receipt of a written demand from a Participant, the Trustee shall request the Chief Executive Officer of the Company and the Board to advise it whether a Change in Control (as defined in this Trust Agreement) has occurred. If the Chief Executive Officer of the Company or the Board fails to advise the Trustee whether a Change in Control has occurred, the Trustee shall make this determination in its sole discretion.

         1.04-5 A "Default" shall mean a failure by the Company to contribute, within thirty (30) days of receipt of written notice from the Trustee, any of the following amounts:

                    (a) The full amount of any insufficiency in assets of the Trust or any Subtrust that is required to pay any Plan benefit that is payable by the Trustee pursuant to 3.02-3 or upon final resolution of a disputed claim pursuant to 3.03-2; or

                    (b) Any contribution which is then required to be made by the Company to the Trust or any Subtrust under 2.01, 2.02-5, 2.05-3, 3.03-3, or 3.06-2.

         If, after the occurrence of a Default, the Company at any time cures such Default by contributing to the Trust all amounts which are then required under subparagraphs (a) and (b) above, it shall then cease to be deemed that a Default has occurred or that a Special Circumstance has occurred by reason of such Default.


                    ARTICLE II--TRUST FUND AND FUNDING POLICY

2.01     Contributions

         2.01-1 In its discretion, the Company may contribute to the Trust such amounts or assets as the Committee may reasonably decide are necessary to provide security for all Plan benefits payable to Participants covered by this Trust.

         The Company shall also contribute to the Trust such amounts as are necessary to enable the Trustee to make all Plan benefit payments to Participants when due, unless the Company makes such payments directly, whenever the Trustee advises the Company that the assets of the Trust or Subtrust are insufficient to make such payments.

         2.01-2 Whenever the Company makes a contribution to the Trust, the Company shall designate the Plan(s) and Subtrust(s) to which such contribution (or designated portions thereof) shall be allocated. The Company may also make contributions to a special reserve for payment of future fees and ex-penses of the Trustee and future trust fees and expenses for legal and administrative proceedings. The Company shall designate a separate Subtrust to receive such contributions, which shall be distinct from the other Subtrust(s) established for the Plan(s).

         2.01-3 The Company shall, within sixty (60) days after the occurrence of a Special Circumstance (as defined in 1.04-2) or a Potential Change in Control (as defined in 2.01-7), and not later than sixty (60) days after the end of each calendar year following a Special Circumstance: (a) contribute to the Trust $150,000 to fund an expense reserve for use by the Trustee, which amount shall be credited to the separate Subtrust contemplated by clause (ii) of 2.03-1, (b) repay any loan made to the Company from the proceeds of any insurance policy held as an asset of the Trust (except to the extent such repayment would cause the Trust to hold Excess Assets); and (c) contribute to the Trust the amount by which the present value of all accrued benefits (vested and unvested) payable under the Plans on a pretax basis to Participants covered by this Trust exceeds the value of all Trust assets as of the applicable date. All benefits shall be calculated by assuming that each Participant is terminated at a time when the Participant is entitled to receive any benefit enhancement provided by the Plans upon or in connection with a change in control (as defined in the relevant Plan). Any benefit enhancement or right with respect to the Plans which is provided under employment or severance agreements of Participants shall be taken into account in making the foregoing calculation insofar as it may increase benefits under the Plans.

         2.01-4 The calculations required under 2.01-3 shall be made by the Company, or a qualified actuary or consultant selected by the Committee, based on the terms of the Plans and the actuarial assumptions and methodology set forth in Appendix A attached hereto. Before a Special Circumstance (unless a Potential Change in Control exists), Appendix A may be revised by the Committee from time to time. After a Special Circumstance (or while a Potential Change in Control exists), Appendix A may be revised only with the Written Consent of Participants.

         2.01-5 Whenever the Company makes a contribution to the Trust pursuant to 2.01-3, it shall furnish the Trustee with a written statement setting forth the computation of all required amounts contributed under 2.01-3. The Trustee shall have no duty or responsibility to review or otherwise question any such computation.

         Whenever a Special Circumstance occurs or the Company makes a contribution pursuant to 2.01-3, the Company shall deliver to the Trustee, contemporaneously with or immediately prior to such event, a schedule (the "Payment Schedule") indicating the amounts payable under each Plan in respect of each Participant, or providing a formula or instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amounts are to be paid (as provided for or available under the Plans) and the time of commencement for payment of such amounts. The Payment Schedule shall include any other necessary instructions with respect to Plan benefits (including legal expenses) payable under the Plans and any conditions with respect to any Participant's entitlement to, and the Company's obligation to provide, such benefits, and such instructions may be revised from time to time to the extent so provided under the Plans or this Trust Agreement.

         A modified Payment Schedule shall be delivered by the Company to the Trustee (i) at each time that additional amounts are required to be paid by the Company to the Trustee pursuant to 2.01-3, (ii) whenever Excess Assets are returned to the Company pursuant to 2.04, and (iii) upon the occurrence of any event requiring a modification of the Payment Schedule. The Company shall also furnish a Payment Schedule or modified Payment Schedule for any or all Plan(s) upon request by the Trustee at any other time. Whenever the Company is required to deliver a Payment Schedule or a modified Payment Schedule, it shall also deliver to each Participant the respective portion of the Payment Schedule or modified Payment Schedule that sets forth the amount payable to that Participant. If the Company fails to deliver to the Trustee a Payment Schedule or modified Payment Schedule at any time it is required to do so, the Trustee may, in its sole discretion, prepare such Schedule.

         2.01-6 Any contribution to the Trust which is made by the Company under 2.01-3 on account of a Potential Change in Control shall be returned to the Company if a Change in Control does not occur, when a Potential Change in Control no longer exists, and if the Company requests such return within one (1) year after the Potential Change in Control ceases to exist.

         If no such request is made within this one (1) year period, the contribution shall become a permanent part of the trust fund.

         2.01-7 A "Potential Change in Control" shall be deemed to occur if:

                    (a) Any Person delivers to the Company a statement containing the information required by Schedule 13-D under the Act, or any amendment to any such statement, that shows that such Person has acquired, directly or indirectly, the Beneficial Ownership of (i) more than thirty-five percent (35%) of the Company's Common Stock, or (ii) more than forty-six percent (46%) of the total voting power of the then outstanding Voting Securities of the Company;

                    (b) The Company becomes aware that preliminary or definitive copies of a proxy statement or information statement or other information have been filed with the Securities and Exchange Commission pursuant to Rule 14a-6, Rule 14c-5, or Rule 14f-1 under the Act relating to any transaction or event that if consummated would constitute or result in a Change in Control;

                    (c) Any Person delivers to the Company pursuant to Rule 14d-3 under the Act a tender offer statement relating to Voting Securities of the Company;

                    (d) Any Person publicly announces an intention to take actions which if consummated would constitute or result in a Change in Control;

                    (e) The Company enters into an agreement or arrangement, the consummation of which would constitute or result in a Change in Control;

                    (f) The Board approves a proposal, which if consummated would constitute or result in a Change in Control; or

                    (g) The Board adopts a resolution to the effect that, for purposes of this Trust Agreement, a Potential Change in Control has occurred.

         2.01-8 For purposes of this Trust, a Potential Change in Control shall be deemed to have occurred upon receipt by the Trustee of written notice to that effect from the Company.

         The Chief Executive Officer of the Company or the Board shall furnish written notice to the Trustee when a Potential Change in Control occurs under 2.01-7. Upon receipt of a written demand from a Participant, the Trustee shall request the Chief Executive Officer of the Company and the Board to advise it whether a Potential Change in Control (as defined in the Trust Agreement) has occurred. If the Chief Executive Officer of the Company or the Board fails to advise the Trustee that a Potential Change in Control has occurred or fails to respond to the Trustee's request, the Trustee shall make this determi-nation in its sole discretion. The Trustee shall also have discretion to determine whether any Potential Change in Control has ceased to exist.

         2.01-9 The Trustee shall accept the contributions made by the Company and hold them as a trust fund for the payment of benefits under the Plans. The Trustee shall not be responsible for determining the required amount of contributions or for collecting any contribution not voluntarily paid, nor shall the Trustee be responsible for the adequacy of the trust fund to meet and discharge all liabilities under the Plans. Contributions may be in cash or in other assets specified in 2.02.

2.02     Investments and Valuation

         2.02-1 The trust fund shall be initially invested primarily in insurance (including annuity) contracts ("Contracts"). Such Contracts may be purchased by the Company and transferred to the Trustee as in-kind contributions or may be purchased by the Trustee with the proceeds of cash contributions (or may be purchased upon direction by the Committee pursuant to 2.02-2 or an Investment Manager pursuant to 2.02-4). The Trustee shall have the power to exercise all rights, privileges, options and elections granted by or permitted under any Contract or under the rules of the insurance company issuing the Contract ("Insurer"), including the right to obtain policy loans against the cash value of the Contract. Prior to a Special Circumstance (unless a Potential Change in Control exists), the exercise by the Trustee of any incidents of ownership under any Contract shall be subject to the direction of the Committee.

         Prior to a Special Circumstance (unless a Potential Change in Control exists), the Trustee shall execute the application for any insurance contract to be applied for in such form as the Company shall deem appropriate. Following a Special Circumstance (or while a Potential Change in Control exists), insurance contracts shall be obtained in the discretion of the Trustee. The Trustee shall be the absolute owner of all Contracts which shall be held as part of the Trust corpus. The Trustee, upon direction of the Committee, shall pay from the Trust corpus premiums, assessments, dues, charges and interest to acquire or maintain any Contracts held in the Trust; provided that following a Special Circumstance (or while a Potential Change in Control exists), such payments shall be made or continue to be made in the discretion of the Trustee. For such purposes the Trustee may use any money held by the Trustee as part of the Trust corpus. If, prior to a Special Circumstance (or while a Potential Change in Control exists), the cash available in the Trust is not sufficient to pay all of the sums due with respect to such Contracts, the Trustee shall immediately notify the Company of the amount of the deficiency; and the Trustee shall be under no duty or obligation to make any such payments unless and until the Trustee shall be in receipt of a Company contribution which is sufficient to make such payments.

         As directed by the Committee prior to a Special Circumstance (unless a Potential Change in Control exists), but otherwise in its discretion, the Trustee shall, without the consent of any other person, collect and receive all dividends or other payments of any kind payable with respect to, under, or arising out of any insurance contracts held in the Trust or shall leave the same with the Insurer. As directed by the Committee prior to a Special Circumstance (unless a Potential Change in Control exists), but otherwise in its discretion, the Trustee shall have the power to convert from one (1) form of Contract to any other form of Contract; to designate any mode of settlement of the proceeds of any Contract held in the Trust; to borrow sums of money from the Insurer upon any Contract or Contracts issued by it and held in the Trust; to agree with the Insurer issuing any Contract to any release, reduction, modification or amendment thereof; and, without limitation of any of the foregoing, to exercise any and all of the rights, options or privileges that belong to the absolute owner of any Contracts held in the Trust or that are granted by the terms of any such Contracts or of this Trust Agreement.

         The Trustee shall have no power to name a beneficiary of an insurance policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy. Notwithstanding the prior sentence, provided that no Special Circumstance has occurred and no Potential Change in Control exists, the Trustee may loan to the Company the proceeds of any borrowing against any insurance policy held as an asset of the Trust.

         Notwithstanding anything contained herein to the contrary, the Trustee shall not be liable for the refusal of any Insurer to issue or change any Contract or Contracts or to take any other action requested by the Trustee; nor for the form, genuineness, validity, sufficiency or effect of any Contract or Contracts held in the Trust; nor for the act of any person or persons that may render any such Contract or Contracts null and void; nor for the failure of any Insurer to pay the proceeds of any such Contract or Contracts as and when the same shall become due and payable; nor for any delay in payment resulting from any provision contained in any such Contract or Contracts; nor for the fact that for any reason whatsoever (other than its own negligence or willful misconduct) any Contracts shall lapse or otherwise become uncollectible.

         2.02-2 Prior to a Special Circumstance (unless a Potential Change in Control exists), the Trustee shall invest the trust fund in accordance with written directions by the Committee, including directions for exercising rights, privileges, options and elections pertaining to Contracts and for borrowing from Contracts or other borrowing by the Trustee. The Trustee shall act only as an administrative agent in carrying out directed investment transactions and shall not be responsible for the investment decision. If a directed investment transaction violates any duty to diversify, to maintain liquidity or to meet any other investment standard under this Trust Agreement or applicable law, the entire responsibility shall rest upon the Company. The Trustee shall be fully protected in acting upon or complying with any investment objectives, guidelines, restrictions or directions provided in accordance with this paragraph.

         After a Special Circumstance (or while a Potential Change in Control exists), the Committee shall no longer be entitled to direct the Trustee with respect to the investment of the trust fund, unless the Written Consent of Participants is obtained for the Committee to continue to have this right pursuant to 2.02-2. If such Written Consent of Participants is not obtained, the trust fund shall be invested by the Trustee pursuant to 2.02-3 or by an Investment Manager pursuant to 2.02-4.

The Trustee may not invest in securities (including stock or rights to acquire stock) or obligations issued by the Company or its affiliates or in other real or personal property of the Company or its affiliates, other than a de minimis amount held by a mutual fund. No rights associated with assets of the Trust shall be exercisable by or rest with Participants.

         The Committee may not direct the Trustee to make any investments, and the Company may not make any contributions to the trust fund, which are not permissible investments under 2.02-2 and 2.02-3.

         2.02-3 After a Special Circumstance (or while a Potential Change in Control exists), the Trustee shall invest and reinvest the assets of the trust fund as the Trustee, in its sole discretion, may deem appropriate, in accordance with applicable law, except as provided in 2.02-2 or 2.02-4.

         Permissible investments shall be limited to the following:

                    (a) Insurance or annuity contracts, including variable insurance or annuity contracts;

                    (b) Preferred or common stocks, bonds, notes, debentures, commercial paper, certificates of deposit, money market funds, obligations of governmental bodies, or other securities;

                    (c) Interest-bearing savings or deposit accounts with any federally-insured bank or savings and loan association (including the Trustee or an affiliate of the Trustee);

                    (d) Shares or certificates of participation issued by investment companies, investment trusts, mutual funds, or common or pooled investment funds (including any common or pooled investment fund now or hereafter maintained by the Trustee or an affiliate of the Trustee); or

                    (e) Real property, mortgage-backed securities, mortgages, deeds of trust, or notes secured by mortgages or deeds of trust.

         Investments in securities, obligations or real or personal property of the Company or its affiliates shall be subject to the limitations under 2.02-2.

         2.02-4 Prior to a Special Circumstance (unless a Potential Change in Control exists), the Company may appoint one (1) or more investment managers ("Investment Manager") subject to the following provisions:

                    (a) The Company may appoint one (1) or more Investment Managers to manage (including the power to acquire and dispose of) a specified portion of the assets of the Trust (hereinafter referred to as that Investment Manager's "Segregated Fund"). Any Investment Manager so appointed must be either (A) an investment adviser registered as such under the Investment Advisers Act of 1940, (B) a bank, as defined in that Act, or (C) an insurance company qualified to perform services in the management, acquisition or disposition of the assets of trusts under the laws of more than one (1) state; and any Investment Manager so appointed must acknowledge in writing to the Company and to the Trustee that it is a fiduciary with respect to the Plans. The Trustee, until notified in writing to the contrary, shall be fully protected in relying upon any written notice of the appointment of an Investment Manager furnished to it by the Company. In the event of any vacancy in the office of Investment Manager, the Trustee shall be deemed to be the Investment Manager of that Investment Manager's Segregated Fund until an Investment Manager thereof shall have been duly appointed; and in such event, until an Investment Manager shall have been so appointed and qualified, references herein to the Trustee's acting in respect of that Segregated Fund pursuant to direction from the Investment Manager shall be deemed to authorize the Trustee to act in its own discretion in managing and controlling the assets of that Segregated Fund, and subparagraphs (b) and (c) below shall have no effect with respect thereto and shall be disregarded.

                    (b) Each Investment Manager appointed pursuant to subparagraph (a) above shall have exclusive authority and discretion to manage and control the assets of its Segregated Fund and may invest and reinvest the assets of the Segregated Fund in any investments in which the Trustee is authorized to invest under 2.02-3, subject to the terms and limitations of any written instruments pertaining to its appointment as Investment Manager. Copies of any such written instruments shall be furnished to the Trustee. In addition, each Investment Manager from time to time and at any time may direct the Trustee to invest and reinvest otherwise uninvested cash held in its Segregated Fund temporarily in bonds, notes or other evidences of indebtedness issued or fully guaranteed by the United States of America or any agency or instrumentality thereof, or in other obligations of a short-term nature, including prime commercial obligations or part interests therein.

                    (c) Unless the Trustee knowingly participates in, or knowingly undertakes to conceal, an act or omission of an Investment Manager, knowing such act or omission to be a breach of the fiduciary responsibility of the Investment Manager with respect to the Plans, the Trustee shall not be liable for any act or omission of any Investment Manager and shall not be under any obligation to invest or otherwise manage the assets of the Plans that are subject to the management of any Investment Manager. Without limiting the generality of the foregoing, the Trustee shall not be liable by reason of its taking or refraining from taking at the direction, or in the absence of a direction, of an Investment Manager any action in respect of that Investment Manager's Segregated Fund. The Trustee shall be under no duty to question or to make inquiries as to any direction or order or failure to give direction or order by any Investment Manager; and the Trustee shall be under no duty to make any review of investments acquired for the Trust at the direction or order of any Investment Manager and shall be under no duty at any time to make any recommendation with respect to disposing of or continuing to retain any such investment.

                    (d) After occurrence of a Special Circumstance (or while a Potential Change in Control exists), the appointment or retention of any Investment Manager shall be at the sole discretion of the Trustee.

         2.02-5 The values of all assets in the trust fund shall be reasonably determined by the Trustee and may be based on the determination of qualified independent parties or Experts (as described in 2.06-2). At any time before or after a Special Circumstance, the Trustee shall have the right to secure confirmation of value by a qualified independent party or Expert for all property of the trust fund, as well as any property to be substituted for other property of the trust fund pursuant to 2.05. Before a Special Circumstance (unless a Potential Change in Control exists), the Company may designate one (1) or more independent parties, who are acceptable to the Trustee, to determine the fair market value of any notes, securities, real property or other assets.

         Any insurance or annuity contracts held in the trust fund shall be valued at their cash surrender value, except for purposes of substituting other property for such Contracts pursuant to 2.05-2. All securities shall be valued net of estimated costs to sell, or register for sale, such securities. All real property shall be valued net of estimated costs to sell such real property. All other assets of the trust fund shall be valued at their fair market value.

         The Company shall pay all costs incurred in valuing the assets of the trust fund, including any assets to be substituted for other assets of the trust fund pursuant to 2.05. If not so paid, these costs shall be paid from the trust fund. The Company shall fully reimburse the trust fund within thirty (30) days after receipt of a trust statement from the Trustee indicating such costs paid out of the trust fund.

         2.02-6 In order to permit the Committee or an Investment Manager, as the case may be, to make timely and informed decisions regarding the management of those assets of the Trust subject to its respective control, the Trustee shall forward to the Committee or Investment Manager, as the case may be, for appropriate action any and all proxies, proxy statements, notices, requests or other communications received by the Trustee (or its nominee) as the record owner of such assets.

2.03     Subtrusts

         2.03-1 The Company shall direct the Trustee to establish (i) a separate subtrust ("Subtrust") for each Plan to which the Trustee shall credit contributions it receives which are earmarked for that Plan and Subtrust and
(ii) a separate Subtrust to which the Trustee shall credit contributions it receives which are earmarked to the special reserve for payment of future fees and expenses of the Trustee and future Trust fees and expenses for legal and administrative proceedings. Each Subtrust shall reflect an undivided interest in assets of the trust fund and shall not require any segregation of particular assets. When Subtrusts are established, all contributions shall be designated by the Company for a particular Subtrust. However, any contribution received by the Trustee which is not designated by the Company for a particular Subtrust before a Special Circumstance shall be allocated among the Subtrusts as the Trustee may determine in its sole discretion.

         The Committee may direct the Trustee, or the Trustee may determine on its own initiative after a Special Circumstance, to maintain a separate sub-account within each Subtrust for a Plan for each Participant who is covered by the Subtrust. Each sub-account in a Subtrust shall reflect an individual interest in assets of the Subtrust and, as much as possible, shall operate in the same manner as if it were a separate Subtrust.

         2.03-2 The Trustee shall allocate investment earnings and losses and expenses of the trust fund as of a valuation date among the Subtrusts in proportion to their balances. Payments to creditors during Insolvency Administration under 5.02 shall be charged against the Subtrusts in proportion to their balances, except that payment of Plan benefits to a Participant as a general creditor shall be charged against the Subtrust for that Plan.

         2.03-3 Assets allocated to a Subtrust for one (1) Plan may not be utilized to provide benefits under any other Plans until all benefits under such Plan have been paid in full, except that Excess Assets of a Subtrust may be transferred to other Subtrusts pursuant to 2.04-5.

2.04     Recapture of Excess Assets

         2.04-1 In the event the Trust shall hold Excess Assets, the Committee, at its option, may direct the Trustee to return part or all of such Excess Assets to the Company.

         2.04-2 "Excess Assets" are assets of the Trust exceeding one hundred twenty-five percent (125%) of the amounts described in 2.01-3.

         2.04-3 The calculation required by 2.04-2 shall be based on the terms of the Plans and the actuarial assumptions and methodology set forth in Appendix
A. Before a Special Circumstance (unless a Potential Change in Control exists), the calculation shall be made by the Company or a qualified actuary or consultant selected by the Committee. After a Special Circumstance (or while a Potential Change in Control exists), the calculation shall be made by a qualified actuary or consultant selected by the Trustee, provided the Committee may select a qualified actuary or consultant with the Written Consent of Participants.

         2.04-4 Excess Assets shall be returned to the Company in the following order of priority, unless the Trustee determines otherwise to protect the
Participants:

                    (a)    Cash and cash equivalents;

                    (b) All taxable investments of the Trust (other than cash and cash equivalents and Contracts with Insurers), in such order as the Committee may request;

                    (c) All nontaxable investments of the Trust (other than cash and cash equivalents and Contracts with Insurers), in such order as the Committee may request; and

                    (d) Contracts with Insurers, proceeding in order of Contracts on insureds from the youngest to the oldest ages based on the insured's attained age on the date of return of Excess Assets.

         Notwithstanding the foregoing, Excess Assets may be returned in any other order of priority directed by the Committee with the Written Consent of Participants.

         2.04-5 If any Subtrust holds Excess Assets, the Committee may direct the Trustee to transfer such Excess Assets to other Subtrusts, either ratably in proportion to the unfunded liabilities to Participants for Plan benefits of all other Subtrusts or first to the other Subtrust(s) with the largest percentage of such unfunded liabilities. After a Special Circumstance the Trustee may also transfer Excess Assets of a Subtrust to other Subtrusts upon its own initiative in such amounts as it may determine in its sole discretion.

         Excess Assets of a Subtrust for a Plan shall be determined in the same manner as Excess Assets of the Trust are determined pursuant to 2.04-2 and 2.04-3. In making this determination each Subtrust for a Plan shall bear its allocable share of the amounts described in subparagraphs (a) and (b) of 2.01-3 which relate to that Plan. The Trustee, in its sole discretion, shall determine whether there are Excess Assets in the separate Subtrust which constitutes the reserve for payment of future fees and expenses of the Trustee and future Trust fees and expenses for legal and administrative proceedings. Excess Assets for this Subtrust shall be any amounts which the Trustee reasonably determines will not be needed in the future for payment of such fees and expenses; provided, however, that no such determination shall deprive the Trustee from having the right to receive from the Company funds sufficient to satisfy any such fees and expenses.

2.05     Substitution of Other Property

         2.05-1 The Company shall have the power to reacquire part or all of the assets or collateral held in the trust fund at any time, by simultaneously substituting for it other readily marketable property of equivalent value, net of any estimated costs of disposition; provided that, if the Trust holds Excess Assets, the property which is substituted shall not be required to be of equivalent value, but only of sufficient value so that the Trust will retain Excess Assets of not less than one thousand dollars ($1,000) after such substitution. The property which is substituted must be among the types of investments authorized under 2.02 and may not be less liquid or marketable or less well secured than the property for which it is substituted, as determined by the Trustee. Such power is exercisable by the Company in a nonfiduciary capacity and may be exercised without the approval or consent of Participants or any other person, subject to the limitations under 2.05.

         2.05-2 Except for insurance contracts, the value of any assets reacquired under 2.05-1 shall be determined as provided in 2.02-5. The value of any insurance contract reacquired under 2.05-1 shall be the present value of future projected cash flow or benefits payable under the Contract, but not less than the cash surrender value. The projection shall include death benefits based on reasonable mortality assumptions, including known facts specifically relating to the health of the insured and the terms of the Contract to be reacquired. Values shall be reasonably determined by the Trustee and may be based on the determination of qualified independent parties and Experts, as described in 2.02-5 and 2.06-2. The Trus-
tee shall have the right, but shall be under no duty or obligation, to secure confirmation of value by a qualified independent party or Expert for all property to be substituted for other property.

         2.05-3 The Company shall pay all costs incurred in valuing the assets of the trust fund, including any assets to be substituted for other assets of the trust fund pursuant to 2.05. If not so paid, these costs shall be paid from the trust fund. The Company shall reimburse the trust fund within thirty (30) days after receipt of a bill from the Trustee for any such costs paid out of the trust fund.

2.06     Administrative Powers of Trustee

         2.06-1 Subject in all respects to direction by the Committee or Investment Manager, as applicable, and to the applicable provisions of this Trust Agreement, including limitations on investment of the trust fund, the Trustee shall have the rights, powers and privileges of an absolute owner when dealing with property of the Trust, including (without limiting the generality of the foregoing) the powers listed below:

                    (a) To sell, convey, transfer, exchange, convert, partition, lease, and otherwise dispose of any of the assets of the Trust at any time held by the Trustee under this Trust Agreement and generally to make, execute, acknowledge and deliver any and all assignments and other instruments whenever such actions may be required to perform its obligation hereunder;

                    (b) To exercise any option, conversion privilege, subscription right, or other privilege given the Trustee as the owner of any security held in the Trust; to vote any corporate stock either in person or by proxy, with or without power of substitution; to consent to or oppose any reorganization, consolidation, merger, readjustment of financial structure, sale, lease or other disposition of the assets of any corporation or other organization, the securities of which may be an asset of the Trust; and to take any action in connection therewith and receive and retain any securities resulting therefrom;

                    (c) To deposit any security with any voting trust or protective or reorganization committee (and to delegate to such committee such power and authority with respect thereto as the Trustee may deem proper), or with depositories designated thereby, and to agree to pay out of the Trust such portion of the expenses and compensation of such voting trust or committee as the Trustee, in its discretion, shall deem appropriate;

                    (d) To cause any property of the Trust to be issued, held or registered in the name of the Trustee as trustee, or in the name of one
         (1) or more of its nominees, or one (1) or more nominees of any system for the central handling of securities, or in such form that title will pass by delivery, provided that the records of the Trustee shall in all events indicate the true ownership of such property, or to deposit any securities held in the Trust with a securities depository;

                    (e) To renew or extend the time of payment of any obligation due or to become due;

                    (f) To commence or defend lawsuits or legal or administrative proceedings; to compromise, arbitrate or settle claims, debts or damages in favor of or against the Trust; to deliver or accept, in either total or partial satisfaction of any indebtedness or other obligation, any property; to continue to hold for such period of time as the Trustee may deem appropriate any property so received; and to pay all costs and reasonable attorneys' fees in connection therewith out of the assets of the Trust; provided, however, that the Trustee shall be obligated to take any such action only to the extent the assets of the Trust are sufficient to fund such action;

                     (g) To foreclose any obligation by judicial proceeding or otherwise;

                    (h) Subject to 2.02, to borrow money from any person in such amounts, upon such terms and for such purposes as the Trustee may be directed by the Committee prior to a Special Circumstance (provided no Potential Change in Control exists) or as the Trustee, in its discretion, may deem appropriate; and in connection therewith, to execute promissory notes, mortgages or other obligations and to pledge or mortgage any trust assets as security; and to lend money on a secured or unsecured basis to any person other than a party in interest;

                    (i) To manage any real property in the Trust in the same manner as if the Trustee were the absolute owner thereof, including the power to lease the same for such term or terms within or beyond the existence of the Trust and upon such conditions as the Trustee may be directed by the Committee or may deem proper; and to grant options to purchase or acquire options to purchase any real property;

                    (j) To appoint one (1) or more persons or entities as custodian or ancillary trustee or sub-trustee for the purpose of investing in and holding title to real or personal property or any interest therein located outside the State of North Carolina; provided that any such custodian, ancillary trustee or sub-trustee shall act with such power, authority, discretion, duties, and functions of the Trustee as shall be specified in the instrument establishing such custodianship, ancillary trust or sub-trust, including (without limitation) the power to receive, hold and manage property, real or personal, or undivided interests therein; and the Trustee may pay the reasonable expenses and compensation of such custodians, ancillary trustees or sub-trustees out of the Trust;

                    (k) To hold such part of the assets of the Trust uninvested for such limited periods of time as may be necessary for purposes of orderly trust administration or pending required directions, or to create reserves for the payment of expenses or for distributions pursuant to the Plans without liability for payment of interest;

                    (l) To determine how all receipts and disbursements shall be credited, charged or apportioned as between income and principal, and the decision of the Trustee shall be final and not subject to question by any Participant or beneficiary of the Trust;

                    (m) To pay the expenses and taxes of the Trust out of the assets held hereunder, including, without limitation, reasonable expenses and compensation for its services as Trustee;

                    (n) To deposit any securities with stock clearing corporations or similar organizations, whether located within the State of North Carolina or in another state of the United States of America or elsewhere;

                    (o) To lend securities of the Trust and to invest and reinvest any cash collateral deposited as security for the securities so loaned; provided that any such loan of securities shall be made pursuant to a written agreement between the Company and the Trustee, which agreement shall set forth the terms and conditions of the Trustee's appointment as securities lending agent;

                    (p) To employ suitable agents, consultants, custodians, and legal counsel, and, as part of its reasonable expenses under this Trust Agreement, to pay their reasonable expenses and compensation;

                    (q) To make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers granted herein;

                    (r) To foreclose on any notes from the Company or its affiliates (and dispose of any collateral securing such notes, subject to the terms of any pledge agreement) upon any Default (as defined in 1.04-6), after sixty (60) days written notice to the Company to permit the Company to cure any Default; and

                    (s) Generally to do all acts, whether or not expressly authorized, which the Trustee may deem necessary or desirable for the orderly administration or protection of the trust fund.

         Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

         2.06-2 The Trustee may engage one (1) or more qualified independent attorneys, accountants, actuaries, appraisers, arbitrators, consultants or other experts (an "Expert") for any purpose, including the determination of Excess Assets pursuant to 2.04 or disputed claims pursuant to 3.03. For purposes of valuing any insurance contract, the issuer of any such Contract shall be deemed to be an Expert. The determination of an Expert shall be final and binding on the Company, the Trustee, and all of the Participants unless, within sixty (60) days after receiving a determination deemed by any Participant to be adverse, any Participant disputes the determination using the procedure for disputed claims pursuant to 3.03. The Trustee shall have no duty to oversee, independently evaluate or otherwise question the determination of the Expert and shall be fully protected in relying upon, and acting in accordance with, any advice or determination of any such Expert. The Trustee shall be authorized to pay the fees and expenses of any Expert out of the assets of the trust fund.

         2.06-3 The Company shall from time to time pay taxes (references in this Trust Agreement to the payment of taxes shall include interest and applicable penalties) of any and all kinds whatsoever which at any time are lawfully levied or assessed upon or become payable in respect of the trust fund, the income or any property forming a part thereof, or any security transaction pertaining thereto. To the extent that any taxes levied or assessed upon the trust fund are not paid by the Company or contested by the Company pursuant to the last sentence of this paragraph, the Trustee shall pay such taxes out of the trust fund, and the Company shall deposit into the trust fund an amount equal to the amount paid from the trust fund to satisfy such tax liability, upon notice by the Trustee that any such amount has been paid by the Trustee, to the extent such amount is necessary to keep the Trust funded under 2.01-3. If requested by the Company, the Trustee may, at the Company's expense, contest the validity of such taxes in any manner deemed appropriate by the Company or its counsel, but only if it has received an indemnity bond or other security satisfactory to it to pay any expenses or any liability it may incur in connection with such contest. Alternatively, the Company may itself contest the validity of any such taxes, but any such contest shall not affect the Company's obligation to reimburse the trust fund for taxes paid from the trust fund.

         2.06-4 Notwithstanding any provisions in the Plans or this Trust Agreement to the contrary, the Company and Trustee may withhold any benefits payable to a beneficiary as a result of the death of the Participant or any other beneficiary until such time as (a) the Company is able to determine whether a generation-skipping transfer tax, as defined in Chapter 13 of the Code, or any substitute provision therefor, is or may become payable by the Company or Trustee as a result of benefit payments to the benefici-ary; and (b) the Company has determined the amount of generation-skipping transfer tax that is or may become due, including interest thereon. If any such tax is or may become payable, the Company shall reduce the benefits otherwise payable hereunder to such beneficiary by such amounts as the Company feels are reasonably necessary to pay any generation-skipping transfer tax and interest thereon which is or may become due.

         Any excess amounts so withheld from a beneficiary, which are not used to pay generation-skipping transfer tax and interest thereon, shall be payable to the beneficiary as soon as there is a final determination of the applicable generation-skipping transfer tax and interest thereon. Whenever any amounts which were withheld are paid to any beneficiary, interest shall be payable by the Company or Trustee to such beneficiary for the period of time between the date when such amounts would otherwise have been paid to the beneficiary and the date when such amounts are actually paid to the beneficiary after the aforementioned generation-skipping transfer tax determinations are made and the amount of benefits payable to the beneficiary is finally determined. Interest shall be payable at the same rate as provided under 5.03-2.


                           ARTICLE III--ADMINISTRATION

3.01     Committee; Company Representatives

         3.01-1 The Committee is the plan administrator for the Plans and has general responsibility to interpret the Plans and determine the rights of Participants and beneficiaries.

         3.01-2 The Trustee shall be given the names and specimen signatures of the members of the Committee and any other Company representatives authorized to take action in regard to the administration of the Plans and this Trust. The Trustee shall accept and rely upon the names and signatures until notified of any change. Instructions to the Trustee shall be signed for the Committee by its Chair or such other person as the Committee may designate and for the Company by any officer or such other representative as the Company may designate.

3.02     Payment of Benefits

         3.02-1 Benefit payments shall be made directly by the Company or by the Trustee pursuant to the Payment Schedule. If such payments are not made by the Company when due, the Participant or beneficiaries shall give written notice of the amount of such non-payment to the Trustee. The Trustee shall forward such notice to the Company and may pay such benefits to the Participant or beneficiaries on behalf of the Company thirty (30) days after such notice had been forwarded to the Company, unless the Company notifies the Trustee in writing in a timely manner that such payment already has been made. Benefit payments from the Trust or a Subtrust shall be made in full until the assets of the Trust or Subtrust are exhausted. Payments due on the date the Trust or Subtrust is exhausted shall be covered pro rata. The Company's obligation shall not be limited to the trust fund, and a Participant or beneficiary shall have a claim against the Company for any payment not made by the Trustee.

         The Trustee shall bear no liability if the assets of the Trust or any Subtrust are insufficient to satisfy any liability of the Plan or Trust, and no Participant or beneficiary or the Company shall have a claim against the Trustee with respect to such insufficiency.

         3.02-2 A Participant's entitlement to benefits under the Plans shall initially be determined by the Committee or consultant designated by the Committee. Any benefit enhancement or right with re-spect to the Plans which is provided under employment or severance agreements of Participants shall be taken into account in making the foregoing determination. Any claim for such benefits shall be considered and reviewed under the claims procedures established for the Plans.

         3.02-3 The Trustee shall make payments in accordance with written directions from the Committee or consultant designated by the Committee, except as provided in 3.03. The Trustee may request such directions from the Committee or consultant designated by the Committee. If the Committee or consultant designated by the Committee fails to furnish written directions to the Trustee, within thirty (30) days after receiving a written request for directions from the Trustee, the Trustee may make payments in accordance with the Plan or the most recent Payment Schedule furnished to it by the Company.

         The Trustee shall not be liable for payment of any tax assessed under any existing or future law against the assets of the trust fund. With respect to any benefit payment which is subject to federal, state or local income tax withholding, as directed in writing by the Company, the Trustee shall distribute assets of the trust fund to the Company for its submission to the applicable taxing authority or may pay amounts so withheld to taxing authorities on the Company's behalf, as the Trustee may determine in its discretion. With respect to any federal, state or local income tax on the earnings on the assets of the trust fund, such tax shall be paid by the Company.

         3.02-4 The Trustee shall use the assets of the Trust or any Subtrust to make benefit payments or other payments in the following order of priority, unless the Trustee determines otherwise to protect the Participants:

                    (a) Cash contributions from the Company which are specifically designated to enable the Trustee to make such benefit payments or other payments when due;

                    (b)    Cash and cash equivalents of the Trust or Subtrust;

                    (c) All taxable investments of the Trust or Subtrust (other than cash and cash equivalents and Contracts with Insurers), in such order as the Trustee may determine;

                    (d) All nontaxable investments of the Trust or Subtrust (other than cash and cash equivalents and Contracts with Insurers), in such order as the Trustee may determine; and

                    (e) Contracts with Insurers held in the Trust or Subtrust, in such order and manner (for example, making tax-free withdrawals prior to any taxable withdrawals from Contracts) as the Trustee may determine. Unless the Trustee determines otherwise to protect the Participants, the Trustee shall make tax-free withdrawals prior to any taxable withdrawals from Contracts; shall make withdrawals from Contracts to the premium vanish point before surrendering any Contracts; and shall surrender Contracts, only if necessary, proceeding in order of Contracts on insureds from the youngest to the oldest ages based on the insured's age on the date of surrender of the Contract.

         Notwithstanding the foregoing, the Trustee may use the assets of the Trust or any Subtrust in any other order of priority directed by the Committee with the Written Consent of Participants affected thereby.

3.03     Disputed Claims

         3.03-1 A Participant covered by this Trust whose claim has been denied in whole or in part by the Committee, or who has received no response to the claim within sixty (60) days after submission to the Committee, may submit the claim to the Trustee. The Trustee shall give written notice of the claim to the Committee. If the Trustee receives no written response from the Committee within thirty (30) days after the date the Committee is given written notice of the claim, the Trustee shall pay the Participant the amount claimed. If a written response is received within such thirty (30) days, the Trustee shall designate an Expert to consider the claim pursuant to 2.06-2. If the merits of the claim depend on compensation, service or other data in the possession of the Company and it is not provided, the Expert may rely upon information provided by the Participant. Any benefit enhancement or right with respect to the Plans which is provided under employment or severance agreements of Participants shall be taken into account in making the foregoing determination.

         3.03-2 The Trustee shall give written notice to the Participant and the Committee of the Expert's decision on the claim. If the decision is to grant the claim, the Trustee shall make payment to the Participant.

         Either the Participant or the Company may challenge the Expert's decision by filing suit in a court of competent jurisdiction. If no such suit is filed within sixty (60) days after delivery of written notice of the Expert's decision, the decision shall become final and binding on all parties.

         3.03-3 If the Committee opposes a claim presented under 3.03-1 and the Trustee ultimately pays the claim from trust assets, the Trustee shall reimburse the Participant's expenses in pursuing the claim, including attorneys fees, from the assets of the Trust. The Company shall reimburse the trust fund within thirty (30) days after receipt of a bill from the Trustee for any such Participant's expenses which are reimbursed by the Trustee.

3.04     Records

         3.04-1 The Trustee shall keep complete records on the trust fund open to inspection by the Company, Committee and Participants at all reasonable times. In addition to accountings required below, the Trustee shall furnish to the Company, Committee and Participants any information reasonably requested about the trust fund.

3.05     Accountings

         3.05-1 The Trustee shall furnish the Company with a complete statement of accounts annually within sixty (60) days after the end of the trust year showing assets and liabilities and income and expense for the year of the Trust and each Subtrust. The Trustee shall also furnish the Company with accounting statements at such other times as the Company may reasonably request. The form and content of the statement of accounts shall be sufficient for the Company to include in computing its taxable income and credits the income, deductions and credits against tax that are attributable to the trust fund.

         3.05-2 The Company may object to an accounting within one hundred twenty (120) days after it is furnished and require that it be settled by audit by a qualified, independent certified public accountant selected by mutual agreement of the Company and the Trustee. Either the Company or the Trustee may require that the account be settled by a court of competent jurisdiction, in lieu of or in conjunction with the audit. All expenses of any audit or court proceedings, including reasonable attorneys' fees, shall be allowed as administrative expenses of the Trust.

         3.05-3 If the Company does not object to an accounting within the time provided, the account shall be settled for the period covered by it.

         3.05-4 When an account is settled, it shall be final and binding on all parties, including all Participants and persons claiming through them.

3.06     Expenses and Fees

         3.06-1 The Trustee shall be reimbursed for all reasonable expenses and shall be paid a reasonable fee fixed by agreement with the Company from time to time. No increase in the fee shall be effective before thirty (30) days after the Trustee gives written notice to the Company of the increase. The Trustee shall notify the Company periodically of expenses and fees.

         3.06-2 Trustee and other administrative and valuation fees and expenses shall be paid from the trust fund, unless otherwise paid by the Company. The Company shall reimburse the trust fund within thirty (30) days after receipt of a bill from the Trustee for any fees and expenses paid out of the trust fund.


                              ARTICLE IV--LIABILITY
4.01     Indemnity

         4.01-1 Subject to such limitations as may be imposed by applicable law, the Company shall indemnify and hold harmless the Trustee from any claim, loss, liability or expense, including reasonable attorneys' fees, which the Trustee may incur or pay out by reason of any alleged or actual act or failure to act on the part of any person authorized to act with respect to the Plans or the Trust created hereunder, including without limitation any claim, loss, liability or expense, including reasonable attorneys' fees, arising from any action or inaction in administration of this Trust based on direction or information provided to the Trustee from either the Company, Committee, any Investment Manager, any Expert, or any other person authorized to act hereunder, absent willful misconduct, gross negligence or bad faith on the part of the Trustee. If the Trustee's actions or inactions are determined to be a result of willful misconduct, gross negligence or bad faith, the Trustee shall indemnify and hold harmless the Company from any claim, loss, liability or expense, including reasonable attorneys' fees, which the Company may incur or pay out by reason of any alleged or actual act or failure to act on the part of the Trustee. All indemnities provided herein shall survive termination of this Agreement.

4.02     Bonding

         4.02-1 The Trustee need not give any bond or other security for performance of its duties under this Trust.


                              ARTICLE V--INSOLVENCY

5.01     Trustee Responsibility Regarding Payments When Company Is Insolvent

         5.01-1 The Trustee shall cease payment of benefits to Participants and their beneficiaries if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust

Agreement if (i) the Company is unable to pay its debts as they become due or
(ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

         5.01-2 At all times during the continuance of this Trust, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

                    (a) The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Participants or their beneficiaries.

                    (b) Unless the Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

                    (c) If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to Participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Participants or their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plans or otherwise.

                    (d) The Trustee shall resume the payment of benefits to Participants or their beneficiaries in accordance with Article III of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

                    (e) The expenses of any determination of Insolvency or solvency shall be allowed as administrative expenses of the Trust.

         5.01-3 Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to 5.01-2 hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Participants or their beneficiaries under the terms of the Plans for the period of such discontinuance, less the aggregate amount of any payments made to Participants or their beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

5.02     Insolvency Administration

         5.02-1 While the Company is Insolvent, the Trustee shall hold the trust fund for the benefit of the creditors of the Company and make payments only in accordance with 5.01 and 5.02-2. The Participants and beneficiaries shall have no greater rights than general creditors of the Company. The Trustee shall continue the investment of the trust fund in accordance with 2.02.

         5.02-2 The Trustee shall make payments out of the trust fund in one (1) or more of the following ways:

                    (a) To creditors in accordance with instructions from a court, or a person appointed by a court, having jurisdiction over the Company's condition of Insolvency;

                    (b) To Participants and beneficiaries in accordance with such instructions; or

                    (c) In payment of its own fees or expenses.

         5.02-3 The Trustee shall have a priority claim against the trust fund with respect to its own fees and expenses.

5.03     Termination of Insolvency Administration

         5.03-1 Insolvency Administration shall terminate when the Trustee determines that the Company:

                    (a) Is not Insolvent, in response to a notice or allegation of insolvency under 5.01;

                    (b) Has ceased to be Insolvent; or

                    (c) Has been determined by a court of competent jurisdiction not to be Insolvent or to have ceased to be Insolvent.

         5.03-2 Upon termination of Insolvency Administration under 5.03-1, the trust fund shall continue to be held for the benefit of the Participants and beneficiaries under the Plans. Benefit payments due during the period of Insolvency Administration shall be made as soon as practicable, together with interest from the due dates, as directed by the Committee, based upon the following rates:

                    (a) For deferred compensation or other defined contribution plans, the rate credited on the Participant's account under the Plan or, if greater, the rate provided under subparagraph (b) below.

                    (b) For supplemental retirement or other defined benefit plans, a rate equal to the average PBGC rate applicable to immediate annuities during the period while benefit payments were suspended.

5.04     Creditors' Claims During Solvency

         5.04-1 During periods of solvency, the Trustee shall hold the trust fund exclusively to pay Plan benefits and fees and expenses of the Trust until all Plan benefits have been paid. Creditors of the Company shall not be paid during solvency from the trust fund, which may not be seized by or subjected to the claims of such creditors in any way.

         5.04-2 A period of solvency is any period when the Company is not Insolvent.

                         ARTICLE VI--SUCCESSOR TRUSTEES

6.01     Resignation and Removal

         6.01-1 The Trustee may resign at any time by written notice to the Company, which shall be effective in sixty (60) days unless the Company and the Trustee agree otherwise.

         6.01-2 The Trustee may be removed by the Company on sixty (60) days' written notice or shorter notice accepted by the Trustee, provided that after a Special Circumstance (or while a Potential Change in Control exists), the Trustee may be removed only with the Written Consent of Participants.

         6.01-3 When resignation or removal is effective, the Trustee shall begin transfer of assets to the successor Trustee as soon as practicable.

6.02     Appointment of Successor

         6.02-1 The Company may appoint any national or state bank or trust company that is unrelated to the Company as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, which shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instruments necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer. After a Special Circumstance (or while a Potential Change in Control exists), a successor Trustee may be appointed by the Company only with the Written Consent of Participants.

         6.02-2 The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to
Article II. The successor Trustee shall not be responsible for, and the Company shall indemnify and hold harmless the successor Trustee from any claim or liability because of, any action or inaction of any prior Trustee or any other past event, any existing condition or any existing assets.

6.03     Accountings; Continuity

         6.03-1 A Trustee who resigns or is removed shall submit a final accounting to the Company as soon as practicable. The accounting shall be received and settled as provided in 3.05 for regular accountings.

         6.03-2 No resignation or removal of the Trustee or change in identity of the Trustee for any reason shall cause a termination of the Plans or this Trust.


                         ARTICLE VII--GENERAL PROVISIONS

7.01     Interests Not Assignable

         7.01-1 The interest of a Participant in the Trust may not be assigned, pledged or otherwise encumbered, seized by legal process, transferred or subjected to the claims of the Participant's creditors in any way.

         In particular, no amount payable to or in respect of any Participant shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind, and any attempt to do so will be void. The Trust corpus or income shall in no manner be liable for or subject to the debts or liabilities of Participants or their beneficiaries. No Participant or beneficiary (or any party related to either of the foregoing) may have any interest in the Trust's assets either as an owner, a nominee, or otherwise. It is the intention that establishment of this Trust will not cause the Plans to be funded for federal income tax purposes or for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended, and the assets of this Trust shall be subject to the claims of general creditors of the Company when the Company is or becomes Insolvent.

         7.01-2 The Company may not create a security interest in the trust fund in favor of any of its creditors. The Trustee shall not make payments from the trust fund of any amounts to creditors of the Company other than Participants, except as provided in 5.01 and 5.02.

         7.01-3 The Participants shall have no interest in the assets of the trust fund beyond the right to receive payment of Plan benefits and reimbursement of expenses from such assets, subject to the limitations during Insolvency referred to in 5.01 and 5.02. During Insolvency Administration the Participants' rights to Trust assets shall not be superior to those of any other general creditors of the Company.

7.02     Amendment

         7.02-1 The Company and the Trustee may amend this Trust Agreement at any time by a written instrument executed by both parties, except that no amendment shall (i) conflict with the terms of the Plans, (ii) make this Trust revocable after occurrence of a Special Circumstance, or while a Potential Change in Control exists, or (iii) have retroactive effect so as to deprive any Participant or beneficiary of any benefit which has previously been paid to such Participant or beneficiary from Trust assets. Except as provided below, any amendment after a Special Circumstance (or while a Potential Change in Control exists) may be made only with the Written Consent of Participants. Notwithstanding the foregoing, any amendment may be made by written agreement of the Company and the Trustee without the Written Consent of Participants if such amendment will not have a material adverse effect on the rights of any Participant hereunder or is necessary to comply with any laws, regulations or other legal requirements.

7.03     Applicable Law

         7.03-1 This Trust shall be governed, construed and administered according to the laws of Hawaii, except as preempted by ERISA.

7.04     Agreement Binding on All Parties

         7.04-1 This Trust Agreement shall be binding upon the heirs, personal representatives, successors and assigns of any and all present and future parties.

7.05     Notices and Directions

         7.05-1 Any certificates, notices, orders, requests, instructions, directions or objections of the Company, Committee or an Investment Manager pursuant to this Trust Agreement shall be satisfactorily evidenced to the Trustee by a written statement (provided, however, that the Trustee may, in its sole discretion, accept oral notices, orders, requests, instructions, directions and objections subject to confirmation in writing). The Trustee may act upon any certificate, notice, order, request, instruction, direction or objection purporting to have been signed on behalf of the Company, Committee or an Investment Manager which the Trustee believes to be genuine and to have been executed by the Company, Committee or an Investment Manager, or by any person whose authority to act for the Company, Committee or an In-vestment Manager has been certified to the Trustee by the Company, Committee or an Investment Manager, as the case may be, and shall be fully protected for acting in accordance therewith or for failing to act in the absence thereof. Communications to the Trustee shall be sent to the Trustee's office as set forth below or to such other address as the Trustee shall specify in writing, and such communications to the Trustee shall be effective when received by the Trustee.

         7.05-2 Any notice or direction under this Trust Agreement shall be in writing and shall be effective when actually received. Notices sent to a party shall be directed to the address stated below or to such other address as either party may specify by notice to the other party. Notices to the Committee shall be sent to the address of the Company. Notices to Participants who have submitted claims under 3.03 shall be mailed to the address shown in the claim submission. Until notice is given to the contrary, notices to the Company and the Trustee shall be addressed as follows:

         Company:               BancWest Corporation
                                999 Bishop Street
                                Honolulu, Hawaii 96813
                                Attention: Chief Financial Officer

         Trustee:               Wachovia Bank, N.A.
                                301 N Main Street
                                Winston-Salem, North Carolina  27150-3099
                                Attention:  Executive Services

7.06     No Implied Duties

         7.06-1 The duties of the Trustee shall be those stated in this Trust, and no other duties shall be implied.

7.07     Gender, Singular and Plural

         7.07-1 All pronouns and any variations thereof shall be deemed to refer to the masculine or feminine, as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

7.08     Counterparts

         7.08-1 This Trust Agreement may be executed in counterparts, each of which shall be deemed an original, and said counterparts shall constitute one
(1) and the same instrument, which may be sufficiently evidenced by any one (1) counterpart.


                              ARTICLE VIII--INSURER

8.01     Insurer Not a Party

         8.01-1 Any Insurer shall not be deemed to be a party to this Trust Agreement, and its obligations shall be measured and determined solely by the terms of its Contracts and other agreements executed by it.

8.02     Authority of Trustee

         8.02-1 Any Insurer shall accept the signature of the Trustee on any documents or papers executed in connection with any Contract. The signature of the Trustee shall be conclusive proof to the Insurer that the person on whose life an application is being made is eligible to have such Contract issued on his life and is eligible for a Contract of the type and amount requested.

8.03     Contract Ownership

         8.03-1 Any Insurer shall deal with the Trustee as the sole and absolute owner of the Trust's interests in such Contracts and shall have no obligation to inquire whether any action or failure to act on the part of the Trustee is in accordance with or authorized by the terms of the Plans or this Trust Agreement.

8.04     Limitation of Liability

         8.04-1 Any Insurer shall be fully discharged from any and all liability for any action taken or any amount paid in accordance with the direction of the Trustee and shall have no obligation to see to the proper application of the amounts so paid. Any Insurer shall have no liability for the operation of this Trust Agreement or the Plans, whether or not in accordance with their terms and provisions.

8.05     Change of Trustee

         8.05-1 Any Insurer shall be fully discharged from any and all liability for dealing with a party or parties indicated on its records to be the Trustee until such time as it shall receive at its home office written notice from the Company of the appointment and qualification of a successor Trustee.

         IN WITNESS WHEREOF, the Company and the Trustee have caused this Trust Agreement to be executed by their respective duly authorized officers on the dates set forth below.

                                   BANCWEST CORPORATION


                                By:/s/ HOWARD H. KARR
                                   ---------------------------------------------

                                   Howard H. Karr
                                   Executive Vice President and
                               Its:Chief Financial Officer
                                   ---------------------------------------------


                          Executed:            October 28, 1999
                                   ---------------------------------------------


                                   WACHOVIA BANK, N.A.


                                By:/s/ BEVERLY H. WOOD
                                   ---------------------------------------------

                                   Beverly H. Wood
                               Its:Senior Vice President
                                   ---------------------------------------------


                          Executed:              November 23, 1999
                                   ---------------------------------------------

                                   APPENDIX A

                         Assumptions and Methodology for

                    Calculations Required Under 2.01 and 2.04



1. The liability for benefits under each Plan will be calculated as of the applicable date under 2.01 or 2.04.

2. Calculations will be based upon the most valuable optional form of payment available to the Participant.

3. The liability for benefits under deferred compensation or other defined contribution Plans shall be equal to the deferral or other account balances (vested and unvested) of Participants as of the applicable date. Account balances of Participants under a Plan shall be calculated based on crediting the account with the highest amount of interest which may become payable on such account under the Plan.

4. The liability for benefits under supplemental retirement or other defined benefit Plans shall be equal to the present value of accrued benefits (vested and unvested) of Participants as of the relevant dates under 1 above, discounted in accordance with paragraph 8 below.

5. The liability for benefits under each Plan shall be calculated by assuming that each Participant is terminated at a time when he is entitled to receive any benefit enhancement provided by the Plan upon a change in control (as defined by that Plan). Any benefit enhancement or right with respect to a Plan which is provided under an employment or severance agreement of a Participant shall also be taken into account in calculating the liability for benefits for that Participant, insofar as it may increase the Participant's benefits under the Plan.

6. The liability for benefits under all Plans shall also include the present value (discounted to the applicable date in accordance with paragraph 8 below) of any survivor benefits which exceed the account balances or other accrued benefits of Participants and are not covered by death benefits payable under insurance contracts held in the Trust.

7. No mortality is assumed prior to the commencement of benefits, except for purposes of calculating any additional accrued liability under paragraph 6 above. Future mortality is assumed to occur in accordance with the 1983 Group Annuity Mortality Table after the commencement of benefits.

8. The present value of amounts under 2.01-3 shall be determined using a discount rate equal to the lesser of (i) the immediate annuity interest rate for termination of single-employer plans established by the Pension Benefit Guaranty Corporation (PBGC), or (ii) the interest rate (or series of interest rates) used to determine the amount of a lump sum payment under the applicable Plan.

9. Where left undefined above, calculations will be performed in accordance with generally accepted actuarial principles.

                                   SCHEDULE I

                              Plans and Agreements

                           Covered by Trust Agreement


           BancWest Corporation Supplemental Executive Retirement Plan

                 BancWest Corporation Deferred Compensation Plan